Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference of our reported dated March 30, 2008, relating to the consolidated financial statements of SPAR Group, Inc. included in its Annual Report (on Form 10-K) for the year ended December 31, 2007 (as filed with the Securities and Exchange Commission on March 31, 2008), in the Registration Statement (on Form S-8) pertaining to the SPAR Group, Inc. 2008 Stock Compensation Plan.

/s/ Rehmann Robson

Troy, Michigan

July 21, 2008